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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 25, 2004

                                  CONNECTIVCORP
             (Exact name of registrant as specified in its charter)

                       Delaware                               333-70663                              06-1529524
             (State or Other Jurisdiction             (Commission File Number)                    (I.R.S. Employer
                   of Incorporation)                                                             Identification No.)

                  160 Raritan Center Parkway, Edison, NJ 08837

           (Address of principal executive offices including zip code)

                                 (732) 225-8910

              (Registrant's telephone number, including area code)


                                      N.A.
                                      ----
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

         On February 26, 2004, we completed a private placement of securities in which we raised approximately $25.8 million in gross proceeds from a group of institutional and accredited investors. The private placement resulted in net proceeds to us of approximately $22 million after deducting the placement agent fees and other expenses related to the private placement. JMP Securities LLC acted as placement agent in connection with the private placement. In addition, JMP received warrants to purchase up to 268 units, exercisable for five years from the date of issuance.

         Pursuant to the terms of the private placement, we issued 2,583 units, each unit consisting of (i) one share of our 7% convertible preferred stock, convertible into 10,000 shares of our common stock and (ii) a three year warrant to purchase 10,000 shares of our common stock at an exercise price of $1.00 per share.

         Each share of 7% preferred stock entitles the holder to receive a 7% cumulative dividend payable solely in shares of common stock, on an annual basis. In addition, the holders of the 7% preferred stock are entitled to share in any dividends paid on the common stock on an "as converted" basis. The holders of the 7% preferred stock are entitled to a liquidation preference equal to the amount invested per share, plus any accrued and unpaid dividends. The 7% preferred stock has voting rights on an "as-converted" basis and votes together with the common stock as one class, except as otherwise required by law. In addition, so long as 51% of the currently outstanding 7% preferred stock remains outstanding, we will not issue any capital stock, or securities convertible into capital stock, that is senior to the 7% preferred stock.

         Each share of 7% preferred stock will automatically convert into common stock at a conversion price of $1.00 per share at such time as the closing price of our common stock is equal to or greater than $2.50 per share for a 60 consecutive calendar day period, provided that during such 60 consecutive calendar day period, the average daily trading volume for each day is equal to or greater than 75,000 shares, and that the registration statement as to the resale of the common stock underlying the 7% preferred stock and the warrants is in effect. We may call the warrants issued in the private placement for $.001 per share of common stock underlying the warrants upon achievement of similar conditions as identified in the preceding sentence.

         Pursuant to the terms of the 7% preferred stock, we agreed within 120 days of closing of the private placement to expand the size of our Board of Directors to seven members. Four of the seven members shall be "independent," and two of those independent members shall be nominated by the holders of the 7% preferred stock, so long as 51% of the currently outstanding 7% preferred stock remains outstanding.

         We plan to use the net proceeds of the private placement as follows:
(i) approximately $3.3 million to pay certain creditors, including part of a previously negotiated settlement amount to Atari Interactive, Inc.; (ii) approximately $2.5 million to repay portions of loans previously made to us by Jesse Sutton, our President and Chief Executive Officer, and Joseph Sutton, our Executive Vice President of Research & Development; and (iii) the remainder for working


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capital purposes. In order to fully satisfy the remaining balance of $1.0 million of the loans previously provided by Jesse Sutton and Joseph Sutton we have agreed to issue to them, in the aggregate, 100 units. In addition, each of them has agreed to reduce his current salary from $350,000 to $225,000.

         In connection with the private placement, Jesse Sutton and Joseph Sutton, as well as two other Sutton family members, surrendered an aggregate of 352,112 shares of Series A convertible preferred stock to us, which shares were convertible into approximately 25,000,000 shares of common stock.

         After giving effect to the private placement, we had outstanding 38,178,392 shares of common stock, 572,888 shares of Series A convertible preferred stock and 2,683 shares of 7% convertible preferred stock. Upon the effectiveness of an amendment to our certificate of incorporation authorizing additional shares of common stock, which increase is anticipated to occur during our current fiscal quarter ending April 30, 2004, the Series A preferred stock, the 7% preferred stock and other outstanding obligations will be convertible into an aggregate of approximately 107,683,440 shares of common stock.

         All of the holders of our Series A convertible preferred stock have agreed not to sell or otherwise dispose of any ConnectivCorp securities held by such persons, subject to certain exceptions and without the consent of the placement agent, for a period of one year commencing upon the effectiveness of the registration statement. Additionally, certain holders of greater than 5% of our outstanding common stock have agreed not to sell or otherwise dispose of any securities of ConnectivCorp held by such persons, subject to certain exceptions and without the consent of the placement agent, for a period of 90 days commencing upon the closing of the private placement.

         The securities sold in the private placement or issuable upon exercise or conversion of securities sold in the private placement have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. We have agreed to file a registration statement with the Securities and Exchange Commission within 90 days following the date of the closing of the private placement to register for resale the common stock underlying the 7% preferred Stock, the warrants, and the securities underlying JMP's warrants. None of the securities issued in the private placement are convertible or exercisable, as applicable, unless and until such time as there are a sufficient number of shares of authorized common stock to allow for all such securities to be converted or exercised, which increase is anticipated to occur during our current fiscal quarter ending April 30, 2004.

         Our press release dated February 25, 2004 announcing the private placement is incorporated herein by reference and filed as Exhibit 99.1 hereto.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c) The following exhibits are furnished with this report:

Exhibit No.                Description

4.1 Certificate of Designations, Preferences and Rights of 7% Cumulative Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on February 20, 2004.

4.2                        Form of investor Subscription Agreement

4.3                        Form of warrant issued to investors

4.4                        Form of placement agent warrant

99.1                       Press Release issued by ConnectivCorp, dated
                           February 25, 2004.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CONNECTIVCORP
                                  (Registrant)

Dated:   March 1, 2004            By:    /s/ Jesse Sutton
                                         ------------------------
                                         Jesse Sutton
                                         President